Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-274146 and 333-289980

Prospectus Supplement

(To Prospectus dated September 5, 2023)

Up to $236,605,575

Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “sales agreement”) with Cantor Fitzgerald & Co. (“Cantor”), and Aegis Capital Corp. (“Aegis” and together with Cantor, the “Agents” and each, an “Agent”) relating to shares of our common stock, par value $0.0001 per share (“Common Stock”), offered by this prospectus supplement (“Prospectus Supplement”) and the accompanying prospectus (the “Base Prospectus”). In accordance with the terms of the sales agreement, from time to time we may offer and sell shares of our Common Stock having an aggregate offering price of up to $236,605,575 to or through Cantor, acting as principal and/or the sole designated sales agent.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”), under the symbol “STSS.” On August 29, 2025, the last reported sale price of our Common Stock was $13.55 per share.

Sales of our Common Stock, if any, under this Prospectus Supplement and the accompanying Base Prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to terms of the sales agreement, the Agents are not required to sell any specific number or dollar amount of securities but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf all of the shares of Common Stock requested to be sold by us, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to any Agent for sales of our Common Stock sold pursuant to the sales agreement will be 3.0% of the gross proceeds of any shares of Common Stock sold under the sales agreement. See “Plan of Distribution” beginning on page S-26 for additional information regarding the Agents’ compensation. In connection with the sale of our Common Stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to any Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the Agents against certain civil liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page S-10 of this Prospectus Supplement, and under similar headings in the documents that are incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement and the accompanying Base Prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Cantor
Aegis Capital Corp.

The date of this prospectus supplement is September 2, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

This Prospectus Supplement and the accompanying Base Prospectus are part of a registration statement on Form S-3 (File No. 333-274146), as amended, that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, which was declared effective by the SEC on September 5, 2023, and a registration statement on Form S-3 (File No. 333-289980) filed pursuant to Rule 462(b) under the Securities Act, which was filed with the SEC and became effective on September 2, 2025 for the purpose of registering an additional $39,434,429.31 of securities available to be sold under our registration statement on Form S-3 (File No. 333-274146). Under the shelf registration process, we may offer shares of our Common Stock from time to time at prices and on terms to be determined by market conditions at the time of offering, and, specifically, up to $236,605,575. This Prospectus Supplement and the documents incorporated herein by reference include important information about us, the shares of Common Stock being offered and other information you should know before investing in our Common Stock. This Prospectus Supplement describes the specific terms of the Common Stock we are offering and also adds to, and updates information contained in the accompanying Base Prospectus and the documents incorporated by reference into this Prospectus Supplement. To the extent there is a conflict between the information contained in this Prospectus Supplement, on the one hand, and the information contained in the accompanying Base Prospectus or any document incorporated by reference into this Prospectus Supplement that was filed with the SEC before the date of this Prospectus Supplement, on the other hand, you should rely on the information in this Prospectus Supplement. If any statement in one of these documents is inconsistent with a statement in another document that is incorporated by reference into this Prospectus Supplement, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this Prospectus Supplement, the accompanying Base Prospectus and the information incorporated or deemed to be incorporated by reference in this Prospectus Supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We and the Agents have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this Prospectus Supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Agents are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this Prospectus Supplement is accurate as of any date other than as of the date of this Prospectus Supplement or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this Prospectus Supplement or any sale of our Common Stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read this Prospectus Supplement, the documents incorporated by reference into this Prospectus Supplement and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this Prospectus Supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this Prospectus Supplement and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Prospectus Supplement must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this Prospectus Supplement outside the United States. This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the Prospectus Supplement and accompanying Base Prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Sharps Technology, Inc.,” the “Company,” “we,” “us,” “our” or similar references to refer to Sharps Technology, Inc., and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in, or incorporated by reference into, this Prospectus Supplement and the accompanying Base Prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire Prospectus Supplement and the accompanying Base Prospectus, including the information incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included in or incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus, before making an investment decision.

Company Overview

Sharps Technology, Inc. is a medical device and pharmaceutical packaging company that has designed and patented various safety syringes and has safety syringe designs that were acquired and commenced commercialization in the second quarter of 2025 by manufacturing and distribution of our products.

Our safety syringes products, which we refer to as the Sharps Provensa™ and Securgard™, are ultra-low waste and have safety features, which we believe will provide us a competitive advantage over other syringes. Sharps Provensa is a patented and FDA-cleared safety syringe addressing the important needs of the global healthcare market.

Recent Developments

Our Solana Treasury Strategy

Adoption of a Solana Treasury Policy

We have adopted a treasury policy (the “Treasury Policy”) under which the principal holding in our treasury reserve on the balance sheet will be allocated to digital assets, starting with Solana (“SOL”). Our Board of Directors (the “Board”) approved our new Treasury Policy on August 23, 2025, authorizing long-term accumulation of SOL. The Board created a strategic committee comprised of Paul Danner, our Executive Chairman, and Alice Zhang, our Chief Investment Officer and director, to oversee our Treasury Policy.

On August 28, 2025, we entered into (i) a consulting agreement (the “Consulting Agreement”) with Sol Edge Limited (the “Consultant”) pursuant to which the Consultant will provide consulting and related services to us with respect to our Treasury Policy and (ii) a strategic advisor agreement (the “Strategic Advisor Agreement”) with Sol Markets, a Cayman Islands exempt company (“Strategic Advisor”) pursuant to which the Strategic Advisor will provide strategic advice and guidance relating to our business, operations, growth initiatives and industry trends in the crypto technology sector. Both the Consultant and the Strategic Advisor are wholly-owned and controlled by James Zhang, the brother of Alice Zhang, our Chief Investment Officer and director. The Consultant intends to enter into agreements with registered investment advisors and registered commodity pool operators. We also intend to stake our treasury assets with one or more SOL validator service providers.

In addition to operating the our medical device distribution business, our management will focus its resources on our Treasury Policy and a significant portion of the balance sheet will be allocated to holding SOL in our digital asset treasury.

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Currently our Treasury Policy is primarily dedicated to SOL, and we do not intend to allocate treasury assets to other digital assets in the near term. As a result, our assets are highly concentrated in a single digital asset. Adverse developments specific to SOL, its protocol, or its ecosystem could have a disproportionate impact on our financial condition and results of operations. We hedge our SOL holdings with a mix of call options, put options as well as other derivatives via total return swaps.

Our Treasury Policy is intended to bring value to our stockholders through the following:

● utilizing intelligent capital markets issuances, including the issuance of both equity and convertible debt, where we may issue capital for the benefit of stockholders to purchase and hold more SOL;

● staking the majority of the SOL in our treasury to earn a staking yield and turn the treasury into a productive asset;

● purchasing locked SOL at a discount to the current spot price; and

● selling our SOL holdings, whether on the open market, through block trades, or other negotiated transactions, for various reasons and at various times, including, in order to repurchase shares of our Common Stock when our Board believes such repurchases will result in accretive value creation for our stockholders and at such times when it is legally permissible to do so.

We believe that SOL is the fastest and most used public blockchain in the world, processing more transactions and generating more onchain fee revenue than all other blockchains combined.

There can be no assurance that the value of SOL will increase, and investors should carefully consider the risks associated with digital assets.

How We Earn Staking Rewards

To earn staking rewards, we intend to delegate our SOL to third parties who we believe are leading SOL validators via Solana’s in-protocol delegation system while keeping the SOL held by third party custodians. This means we deposit our SOL into a stake account, which is then delegated to a validator’s vote account. We stake to validators who are integrated into our qualified custodians’ platforms, allowing us to stake SOL to validators directly from our custody accounts. Of the validators integrated into our qualified custodians, our team is staking to those who, in our opinion, have demonstrated a track record of high performance, high yield generation, and attractive delegator economics. We use multiple validators to seek to maximize the return on our SOL treasury and to mitigate the risk of having only one or two validators for our treasury staking.

How We Manage Liquidity

We acknowledge that during the deactivation period, staked SOL is not earning rewards and is not yet liquid. We factor this into our liquidity and risk management framework.

Our staking program involves a temporary loss of transferability of staked SOL during the “deactivation” or cooldown period. Under normal conditions, we expect to regain complete control over un-staked SOL within approximately 48 hours; however, network conditions could extend this period. To mitigate liquidity risk, we intend to maintain a portion of our treasury in un-staked SOL and cash to meet short-term obligations. Our use of SOL options may involve margin requirements or collateral posting, which could reduce available liquidity. Option premiums paid or received may also create volatility in our near-term cash flows. A certain portion of our holdings is comprised of SOL that is programmatically locked by the FTX estate. As such the release of such locked SOL is outside our control.

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Use of Custodians and Storage of SOL

We solely utilize third-party qualified custodians to hold our SOL, other than the portion of our SOL held through a single non-qualified custodian, as set forth below. We do not self-custody our SOL. We use qualified custodians that utilize risk management and operational best practices related to hot vs. cold storage, access controls, custody technology and insurance, among other practices. We are in the process of onboarding with other qualified custodians to ensure that we mitigate our SOL treasury risk through the use of several qualified custodians.

Our primary custodians generally maintain the majority of their custodied SOL holdings in cold storage (>95%), with hot wallets used only for limited operational purposes. Custodians employ SOC 2–audited security controls, geographic redundancy, multi-person approval processes, and conduct key-generation ceremonies in offline, secure facilities. Private keys are never exposed to networked devices. Custodians maintain insurance coverage, which is in addition to policies we maintain ourselves. Our custody agreements typically run for one to three years, may be terminated on 30 days’ notice, and include fees for storage and transactions. Our qualified custodians do not rehypothecate or otherwise use our SOL.

Use of DeFi Protocols

We may from time to time interact with decentralized finance (“DeFi”) protocols, either directly or indirectly through staking, validator operations, custody arrangements, or liquidity management activities. DeFi protocols generally rely on open-source smart contracts deployed on public blockchains, including SOL. While these smart contracts are intended to operate automatically according to their code, they may contain coding errors, vulnerabilities, or design flaws that can be exploited.

SOL - The Token of the Solana Blockchain

SOL is the native token of the Solana blockchain. SOL was created with an initial supply of 500 million SOL, though much of the initial supply was locked or earmarked for various use cases including the community, the foundation and investors. New SOL are brought into existence primarily through inflationary rewards distributed to validators and delegators. The SOL staking yield is made up of three primary components: inflationary rewards, transaction/priority fees, and maximal extractable value. Inflationary rewards started out at 8.0%, and are currently 4.3%, and will fall 15% every epoch-year until they reach a long-term floor of 1.5%. Unlock schedules applicable to these allocations may periodically increase circulating supply, creating potential selling pressure and adversely affecting the price of SOL. Historically, 50% of all transaction fees were burned (with the other 50% going to the validator), but now all transaction fees go to the validator after the passage and adoption of the Solana Improvement Document 96.

How SOL is Used

SOL is used as part of Solana’s proof-of-stake consensus mechanism. In general, proof-of-stake blockchains have block producers called validators that run nodes, bond or stake the protocol’s native token, propose blocks when chosen to do so, and validate/sign the transactions and blocks of others when not. Validators are chosen to produce a block in proportion to their stake, which makes it extremely costly for bad actors to attempt to control the network and add invalid transactions to the blockchain. Validators receive staking rewards for the work they perform, which further incentivizes validators to behave properly, as they would otherwise miss out on such rewards. Other proof-of-stake networks often “slash” some or all of a validator’s stake if it intentionally or unintentionally performs its duties poorly, for example, by double-signing a transaction, though Solana has not implemented slashing at this time. In addition to its use within consensus, SOL is also a “gas token”, meaning that users of the Solana blockchain pay SOL to validators (and delegators) as compensation for processing their transactions.

We see three particularly notable items giving Solana a technical advantage compared to many smart contract blockchain peers. Solana’s proof-of-history gives validators a notion of time and allows them to produce blocks without requiring the network to first agree upon the current block, resulting in speed advantages. Further, unlike peer blockchains that often use single-threaded virtual machines, Solana enables parallel transaction execution to increase throughput and take advantage of future hardware improvements resulting from increased CPU core counts. In addition, Solana is optimized for speed and security, and is naturally growing into decentralization as hardware and bandwidth costs fall over time, positioning it well along the Blockchain Trilemma.

While Solana Labs and the Solana Foundation have played important roles in the development of the Solana ecosystem, no single entity owns or controls the Solana network. However, concentration of influence in these entities, particularly in early-stage protocol governance, presents risks that investors should consider.

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The Solana Ecosystem

Solana’s performance and technical capabilities enable many use cases from DeFi to decentralized physical infrastructure networks, AI agents, social media, gaming, stablecoins, real-world assets, among others. We believe Solana is advantaged by best-in-class technology and strong network effects that have attracted a large, growing, and vibrant ecosystem of users, developers, and decentralized applications.

Regulations

Depending on the regulatory characterization of Solana, the markets for cryptocurrency in general, and our activities in particular, our business and our Solana acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our SOL strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The Commodities Futures Trading Commission (the “CFTC”) takes the position that some digital assets fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

In addition, because transactions in SOL provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of SOL and SOL platforms, and there is the possibility that law enforcement agencies could close SOL platforms or other SOL-related infrastructure with little or no notice and prevent users from accessing or retrieving SOL held via such platforms or infrastructure.

As noted above, activities involving SOL and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope The laws and regulations applicable to SOL and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

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As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the Internal Revenue Service and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

August 2025 PIPE Transaction

Securities Purchase Agreements

On August 25, 2025, we entered into securities purchase agreements (the “Cash Securities Purchase Agreements”) with certain accredited investors (the “Cash Purchasers”) pursuant to which we agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate offering of (i) either shares (the “Cash Shares”) of Common Stock, at an offering price of $6.50 per share (ii) or pre-funded warrants (the “Cash Pre-Funded Warrants”) to purchase shares of Common Stock (the “Cash Pre-Funded Warrant Shares”) at an offering price of $6.4999 per Pre-Funded Warrant, and (ii) stapled warrants (the “Cash Stapled Warrants,” and together with the Common Stock and Cash Pre-Funded Warrants, the “Cash Securities”) to purchase shares of Common Stock (the “Cash Stapled Warrant Shares,”) at an exercise price of $9.75 per Cash Stapled Warrant. In the Cash Offering, the Cash Purchasers will tender any of U.S. dollars, USD Coin or USD Tether (or a combination thereof) to us as consideration for the Cash Shares, Cash Stapled Warrants and Cash Pre-Funded Warrants.

Each of the Cash Pre-Funded Warrants is immediately exercisable for one share of Common Stock at the exercise price of $0.0001 per Cash Pre-Funded Warrant Share, and may be exercised at any time until all of the Cash Pre-Funded Warrants issued in the PIPE Offerings (as defined below) are exercised in full. Each Cash Purchaser’s ability to exercise its Cash Pre-Funded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein. Each of the Cash Stapled Warrants is immediately exercisable for one share of Common Stock at the exercise price of $9.75 per Cash Stapled Warrant Share, and may be exercised at any time until the earlier of (i) 36 months after the closing of the PIPE Offerings or (ii) all of the Cash Stapled Warrants issued in the PIPE Offerings are exercised in full.

On August 25, 2025, we also entered into securities purchase agreements (the “Cryptocurrency Securities Purchase Agreements,” and together with the Cash Securities Purchase Agreements, the “Securities Purchase Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which we agreed to sell and issue to the Cryptocurrency Purchasers in a private placement offering (the “Cryptocurrency Offering” and together with the Cash Offering, the “PIPE Offerings”) (i) pre-funded warrants (the “Cryptocurrency Pre-Funded Warrants” and together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Cryptocurrency Pre-Funded Warrant Shares,” and together with the Cash Pre-Funded Warrant Share, the “Pre-Funded Warrant Shares”) at an offering price of $6.4999 per Pre-Funded Warrant, and (ii) stapled warrants (the “Cryptocurrency Stapled Warrants,” and together with the Cash Stapled Warrants, the “Stapled Warrants” to purchase shares of Common Stock (the “Cryptocurrency Stapled Warrant Shares,” and together with the Cash Stapled Warrant Share, the “Stapled Warrant Shares”) at an exercise price of $9.75 per Cryptocurrency Stapled Warrant. In the Cryptocurrency Offering, the Cryptocurrency Purchasers will tender either unlocked SOL or locked SOL to us as consideration for the Cryptocurrency Pre-Funded Warrants and Cryptocurrency Stapled Warrants.

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The exercise of the Cryptocurrency Pre-Funded Warrants and Cryptocurrency Stapled Warrants into Cryptocurrency Pre-Funded Warrant Shares and Cryptocurrency Stapled Warrant Shares, respectively, is subject to stockholder approval (“Stockholder Approval”) and such warrants will not be exercisable for Common Stock until such Stockholder Approval is received. Pursuant to the Cryptocurrency Securities Purchase Agreement, we will hold a special meeting of stockholders to obtain Stockholder Approval as soon as practicable after the closing date of the PIPE Offerings. Each of the Cryptocurrency Pre-Funded Warrants is exercisable for one share of Common Stock at the exercise price of $0.0001 per Cryptocurrency Pre-Funded Warrant Share, immediately exercisable following Stockholder Approval (the “Effective Date”), and may be exercised at any time on or after the Effective Date until all of the Cryptocurrency Pre-Funded Warrants issued in the PIPE Offerings are exercised in full. Each Cryptocurrency Purchaser’s ability to exercise its Cryptocurrency Pre-Funded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein. Each of the Cryptocurrency Stapled Warrants is exercisable for one share of Common Stock at the exercise price of $9.75 per Cryptocurrency Stapled Warrant Share, immediately exercisable on or after the Effective Date, and may be exercised at any time on or after the Effective Date until the earlier of (i) 36 months after the closing of the PIPE Offerings or (ii) all of the Cryptocurrency Stapled Warrants issued in the PIPE Offerings are exercised in full.

In connection with entering into the Securities Purchase Agreements, on August 25, 2025, we and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which we agreed to use commercially reasonable efforts to file a registration statement with the SEC, within 30 days of the closing of the PIPE Offerings registering the resale of the Cash Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, the Stapled Warrant Shares, the Strategic Advisor Warrants (as defined below) and the shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants.

We intend to use the net proceeds from the PIPE Offerings to fund the acquisition of SOL through open market purchases only and the establishment of our SOL Treasury Policy, as well as for working capital, general corporate purposes and to pay all transaction fees and expenses related thereto. We will not use the net proceeds from the PIPE Offerings: (a) for the redemption of any outstanding Common Stock or Common Stock equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of the Foreign Corrupt Practices Act of 1977, as amended or the Office of Foreign Assets Control of the U.S. Treasury Department regulations.

Settlement of Outstanding Litigations and Spinoff of Hungarian Subsidiary

On August 21, 2025, we entered into a settlement term sheet (the “Settlement Term Sheet”) with Barry Berler and Plastomold Industries Ltd (“Plastomold”) to settle the outstanding litigation as previously disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, and subsequent SEC filings. Pursuant to the Settlement Term Sheet, we would (a) transfer all of the capital stock of Safegard Medical (Hungary) KFT to Plastomold and (b) transfer certain of our patents to Mr. Berler. The dismissal of Mr. Berler and Plastomold’s claims, the sale of all of the capital stock of Safegard Medical (Hungary) KFT and the transfer of certain patents to Mr. Berler are all contingent on the execution of a definitive settlement agreement and other conditions. The terms of the final settlement could have a material effect on our financial statements if the sale of all of the capital stock of Safegard Medical (Hungary) KFT is not consummated. See “Risk Factors—Risks Related to This Offering and Ownership of Our Common Stock—If definitive documentation with respect to the Settlement Term Sheet are not executed, litigations with Barry Berler and Plastomold could be reinstated and the sale of Safegard Medical (Hungary) KFT will not occur.”

Changes in Management and the Board

Employment Agreement with Executive Chairman and Principal Executive Officer

On August 25, 2025, we entered into a formal employment agreement with Paul K. Danner, who has been serving as our Executive Chairman since June 30, 2025. Mr. Danner will also act as our Principal Executive Officer.

Mr. Danner’s term as our Executive Chairman and Principal Executive Officer will begin on August 24, 2025, and continue until terminated by either party, subject to the terms of the Danner Employment Agreement. For his services, Mr. Danner will be paid $600,000 a year. During the course of the term, Mr. Danner will be eligible for (i) performance bonuses to be granted at the discretion of our compensation committee and (ii) to participate in our Amended and Restated 2025 Equity Incentive Plan (“Equity Incentive Plan”).

Employment Agreement with Chief Investment Officer

On August 25, 2025, we entered into a formal employment agreement with Alice Zhang, who has been appointed as our Chief Investment Officer and a director of the Company.

Ms. Zhang will receive a base salary of $600,000 per annum. For each calendar year ending during the employment period beginning with calendar year 2025, Ms. Zhang shall be eligible to earn a cash performance bonus under our bonus plan or program applicable to senior executives. Ms. Zhang shall be eligible to receive equity-based compensation awards, as determined by the Board (or a subcommittee thereof), from time to time.

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Robert M. Hayes Resignation

Effective August 23, 2025, Robert M. Hayes resigned from the Board and as our Chief Executive Officer, pursuant to mutual agreement. Mr. Hayes will receive a lump sum cash payment of $1,200,000, together with Company paid-for healthcare coverage benefits for up to 18 months.

We granted Mr. Hayes stock options to purchase 100,000 shares of Common Stock (the “Option Grant”). The Option Grant shall have an exercise price equal to the “Fair Market Value” (as defined in our Equity Incentive Plan) of Common Stock on the grant date and shall be fully vested as of the grant date.

Brenda Baird Simpson Resignation

Effective August 23, 2025, Brenda Baird Simpson resigned from the Board.

Consulting Agreement

In connection with the PIPE Offerings, on August 28, 2025, we entered into a consulting agreement (the “Consulting Agreement”) with Sol Edge Limited, as the Consultant, pursuant to which the Consultant will provide consulting and related services to us with respect to our Treasury Policy. The Consulting Agreement is intended to provide us with professional management of our digital asset treasury, with a focus on maximizing return and value accretion, while maintaining robust controls and oversight over our digital assets. James Zhang, the brother of Alice Zhang, our Chief Investment Officer and director, is the principal and sole stockholder of the Consultant. The Consultant intends to enter into agreements with registered investment advisors as well as contract trade advisory services from registered commodity pool operators.

The Consultant is compensated according to a management fee schedule set forth in the Consulting Agreement. We are responsible for all reasonable and documented expenses related to the operation of our Treasury Policy, including custodial, banking, brokerage, transaction, and other related fees. The Consultant does not provide advice regarding securities.

The Consulting Agreement has a term of twenty (20) years. If we terminate the Consultant Agreement prior to the end of the term, or if the Consultant terminates the Consulting Agreement due to a material breach by us, we are required to pay the Consultant all fees and other compensation that would have accrued through the end of the term as liquidated damages, paid monthly. The Consultant may terminate the agreement at any time for any reason with at least one hundred twenty 120 days’ prior written notice.

The Consultant is not authorized to act as custodian of our digital assets, or to take possession or title to any such digital assets, except for the direct withdrawal of fees as provided in the Consulting Agreement.

Strategic Advisor Agreement

On August 28, 2025, we entered into the Strategic Advisor Agreement with Sol Markets, as Strategic Advisor, pursuant to which the Strategic Advisor will provide strategic advice and guidance relating to our business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of two (2) years, which may be extended by mutual written agreement between us and the Strategic Advisor. James Zhang is also the principal and sole stockholder of the Strategic Advisor. We or the Strategic Advisor may terminate the Strategic Advisor Agreement upon 180 days’ prior written notice or for cause, as such term is defined in the Strategic Advisor Agreement. Pursuant to the terms of the Strategic Advisor Agreement, we issued warrants (the “Strategic Advisor Warrants”) to the Strategic Advisor to purchase 6,321,367 shares of our Common Stock (the “Strategic Advisor Warrant Shares”), representing 10% of the aggregate number of shares of Cash Shares and the Pre-Funded Warrant Shares. The exercise price per share of the Strategic Advisor Warrants is equal to the par value of the Common Stock. The Strategic Advisor Warrants shall be exercisable, in whole or in part, at any time and from time to time, for a period of seven (7) years from the date of issuance. Upon the exercise of each Stapled Warrant, the Strategic Advisor shall receive an additional grant of Strategic Advisor Warrants to purchase an amount of shares of Common Stock equal to 10% of the Stapled Warrant Shares underlying such exercised Stapled Warrant.

Corporate Information

We were incorporated in the State of Wyoming on December 16, 2017. On March 22, 2022, we reincorporated as a Nevada corporation. Our principal business address is 105 Maxess Road, Melville, New York 11747. We maintain our corporate website at sharpstechnology.com. The reference to our website is an inactive textual reference only. We make available free of charge on or through our website certain documents, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file with or otherwise furnish it to the SEC. Information on or accessed through our website or the SEC’s website is not incorporated into this Offering Circular.

S-8

THE OFFERING

Issuer	Sharps Technology, Inc., a Nevada corporation.

Common Stock offered by us	Shares of Common Stock having an aggregate gross offering price of up to $236,605,575.

Common Stock outstanding after this offering	Up to 43,138,904 shares of Common Stock, including the sale of 17,461,666 shares of our Common Stock, in this offering assuming the sale of $236,605,575 shares of our Common Stock in this offering at an assumed offering price of $13.55 per share, which was the last reported sale price of our Common Stock on Nasdaq on August 29, 2025. The actual number of shares of our Common Stock issued will vary depending on how many shares of our Common Stock we choose to sell and the sale prices at which such sales occur.

Manner of Offering	Sales of our Common Stock, if any, will be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act to or through Cantor acting as principal and/or the sole designated sales agent. See “Plan of Distribution” beginning on page S-26 of this prospectus.

Use of proceeds	We intend to use the net proceeds from the sale of the shares of our Common Stock in this offering, if any, for general corporate purposes, which include, among other things: working capital and the pursuit of our new SOL Treasury Policy. We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this Prospectus Supplement. See “Use of Proceeds” beginning on page S-23 of this Prospectus Supplement.

Risk factors	Your investment in shares of our Common Stock involves substantial risks. See the section titled “Risk Factors” beginning on page S-10 of this Prospectus Supplement and in the documents incorporated herein by reference in this Prospectus Supplement and the accompanying Base Prospectus and any free writing prospectus that we authorize for use in connection with this offering for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq symbols	Our Common Stock is listed on Nasdaq under the symbol “STSS.” Our public warrants are listed on Nasdaq under the symbol “STSSW.”

The number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 25,677,238 shares of our Common Stock outstanding as of August 29, 2025. The number of shares of Common Stock outstanding immediately prior to this offering and in connection with this offering does not reflect the issuance of Cash Pre-Funded Warrants to purchase 16,715,385 shares of Common Stock, Cash Stapled Warrants to purchase 41,054,034 shares of Common Stock, Cryptocurrency Pre-Funded Warrants to purchase 22,159,638 shares of Common Stock, Cryptocurrency Stapled Warrants to purchase 22,159,638 shares of Common Stock, Strategic Advisory Warrants to purchase 6,321,367 shares of Common Stock, 2,000,000 shares of Common Stock reserved under our 2025 Equity Plan, of which, 1,785,000 have been granted, or additional outstanding warrants to purchase 106,734 shares of Common Stock.

S-9

RISK FACTORS

Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below and discussed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus, and all of the other information contained in this Prospectus Supplement and incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to This Offering and Ownership of Our Common Stock

If you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of your investment.

The price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Therefore, if you purchase shares of our Common Stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. Assuming that an aggregate of 17,461,666 shares of our Common Stock are sold at a price of $13.55 per share, the last reported sale price per share of our Common Stock on August 29, 2025, for aggregate proceeds to us of approximately $229,332,408 after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $5.21 per share, representing the difference between our as adjusted net tangible book value per share as of August 29, 2025, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the sales agreement. The number of shares that are sold to or through Cantor after delivering a placement notice will fluctuate based on a number of factors, including the market price of the Common Stock during the sales period, the limits we set with Cantor in any applicable placement notice, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

S-10

Our management will have broad discretion as to the use of the proceeds from this offering may invest or otherwise use the proceeds in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from any offering by us and could use the proceeds for purposes other than those contemplated at the time of the offering, including in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses that have a material adverse effect on our business or cause the price of our Common Stock to decline, delay the development of additional products and services and our pursuit of our new SOL strategy. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Future sales of our Common Stock, or the perception in the public markets that these sales may occur, could cause the market price for our Common Stock to decline.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, sales of a substantial number of shares of our Common Stock in the public market could occur at any time, subject to the restrictions and limitations described below. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market following this offering, the market price of our Common Stock could decline significantly and impair our ability to raise capital through the sale of additional equity securities.

We have reserved 2,000,000 shares of Common Stock for issuance under our Equity Incentive Plan, and as of the date of this prospectus, we have 215,000 available shares to be issued. We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline.

Certain of the shares issued under the Equity Incentive Plan are subject to vesting requirements. Additionally, the shares issued under the Equity Incentive Plan to affiliates, including our officers and directors have not been registered for resale.

If we were to register the resale of those shares or the conditions of Rule 144 under the Securities Act become met, the shares held by such affiliates could be freely sold in the public market without limitation. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our Common Stock could decline.

If Definitive Documentation with Respect to the Settlement Term Sheet are not executed, Litigations with Barry Berler and Plastomold could be reinstated and the sale of Safegard Medical (Hungary) KFT will not occur.

In connection with the execution of the Settlement Term Sheet with each of Barry Berler and Plastomold, the claims of Mr. Berler and Plastomold will only be dismissed following the execution of definitive documentation. Pursuant to the Settlement Term Sheet, the sale of all of the capital stock of Safegard Medical (Hungary) KFT and transfer of certain of our patents to Mr. Berler is subject to definitive documentation and certain closing conditions. If we, on the one hand, and Mr. Berler and Plastomold, on the other, cannot reach terms on definitive agreements, or if the conditions related to the sale of all of the capital stock of Safegard Medical (Hungary) KFT are not met, we would retain the capital stock of Safegard Medical (Hungary) KFT and the litigation claims of each of Mr. Berler and Plastomold will not be dismissed. If such claims are not dismissed, defending such claims could cause us to incur significant expenses and consume large amounts of our management’s time and attention. If the capital stock of Safegard Medical (Hungary) KFT is retained by us, we will incur the costs associated with operating such subsidiary and may look at other opportunities with respect to the disposition of such subsidiary.

S-11

The price of our Common Stock has been and may continue to be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Common Stock.

Our stock price has been and is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. With the adoption of our new SOL Treasury Policy, we expect to see additional volatility.

As a result of this volatility, you may not be able to sell your Common Stock. The market price for our Common Stock may be influenced by many factors, including:

●	our SOL Treasury Policy;
●	the success of competitive products, services or technologies;
●	regulatory or legal developments in the United States and other countries;
●	the recruitment or departure of key personnel;
●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	general economic, industry and market conditions; and
●	the other factors described in the section titled “Risk Factors” in this Prospectus Supplement and the accompanying Base Prospectus and any documents incorporated by reference herein and therein, including our most recent Annual Report on Form 10-K.

Risks Related to Our Digital Asset Trading Strategy and Cryptocurrencies

Our financial results and the market price of our Common Stock may be affected by the prices of SOL.

As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, we have invested and will continue to invest in SOL. As of the date of this prospectus, we hold over 2,000,000 SOL, including staking rewards. The price of SOL has historically been subject to dramatic price fluctuations and is highly volatile. Moreover, digital assets, such as SOL, are relatively novel and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of SOL. In addition, because our Treasury Policy is currently primarily concentrated in SOL, adverse developments specific to Solana, including protocol-level failures, governance decisions, validator network instability, or ecosystem contraction, could disproportionately impact our financial condition.

Any decrease in the fair value of SOL below our carrying value for such assets could require us to incur a loss due to the decrease in fair market value, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our Common Stock. In addition, the application of generally accepted accounting principles in the United States, with respect to SOL, may change in the future and could have a material adverse effect on our financial results and the market price of our Common Stock.

In addition, if investors view the value of our Common Stock as dependent upon or linked to the value or change in the value of our SOL holdings, the price of SOL may significantly influence the market price of our Common Stock.

S-12

We are required to seek Stockholder Approval for the issuance of shares of our Common Stock underlying the Cryptocurrency Pre-Funded Warrants, Cryptocurrency Stapled Warrants and the Strategic Advisor Warrants issued in connection with the PIPE Offerings, and such securities will not be exercisable for Common Stock until such Stockholder Approval is received.

The continued listing of our Common Stock on Nasdaq depends on our compliance with the requirements for continued listing under the Nasdaq Listing Rules. The Cryptocurrency Pre-Funded Warrants, Cryptocurrency Stapled Warrants and the Strategic Advisor Warrants will not be exercisable for Common Stock until Stockholder Approval is received. In addition, we will be required to hold a stockholder meeting until we obtain Stockholder Approval, which could cause us to incur significant expenses and divert our management’s time, attention and resources from other aspects of our business.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business, including our SOL Treasury Policy. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Risks Related to Our Digital Asset Trading Strategy and Cryptocurrencies

The further development and acceptance of Solana and other cryptocurrency networks, which represent a relatively new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of Solana and other cryptocurrency networks may adversely affect an investment in us.

Cryptocurrency networks and chains are a new and rapidly evolving industry of which Solana is a prominent, but not unique, part. The growth of Solana and the cryptocurrency industry is subject to a high degree of uncertainty. The factors affecting the further development of Solana and the cryptocurrency industry include:

●	continued worldwide growth in the adoption and use of SOL and other cryptocurrencies, including those competitive with SOL;
●	government and quasi-government regulation of SOL and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of Solana or similar cryptocurrency systems;
●	the maintenance and development of the open-source software protocol of Solana;
●	changes in consumer demographics and public tastes and preferences;
●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
●	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.

A decline in the popularity or acceptance of Solana and other cryptocurrency networks may harm the price of our Common Stock. There is no assurance that Solana or the service providers necessary to accommodate it will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to cryptocurrency service providers will not be negatively affected by government regulation or supply and demand of Solana.

The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

The digital asset trading platforms through which SOL and other cryptocurrencies trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of SOL for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring SOL from a personal account to a third-party’s account.

S-13

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues and the digital assets that trade on these venues.

No digital asset trading platform on which cryptocurrency trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency and can slow down the mass adoption of it. Further, digital asset trading platform failures can have an adverse effect on cryptocurrency markets and the price of cryptocurrency and could therefore have a negative impact on the performance of the Common Stock.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of cryptocurrency trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency generally and result in greater volatility in the market price of SOL and other cryptocurrency and the Common Stock. Furthermore, the closure or temporary shutdown of a cryptocurrency trading platform may impact our ability to determine the value of our cryptocurrency holdings.

We have recently adopted a digital asset treasury strategy with a focus on SOL, and we may be unable to successfully implement this new strategy.

We have recently adopted our Treasury Policy primarily dedicated to SOL, including potential investments in SOL, including through staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate SOL-related activities at the scale or profitability currently anticipated. Solana operates with a proof-of-stake consensus mechanism, which differs significantly from bitcoin’s Proof-of-Work mining mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support SOL and related staking activities. This also requires that we implement different security protocols, and treasury management practices. Further, there is ongoing scrutiny and limited formal guidance from regulatory agencies, including Nasdaq and the SEC, with respect to the treatment of public company cryptocurrency strategies. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors by key management could result in significant loss of funds and reduced rewards. As a result, our shift towards SOL could have a material adverse effect on our business and financial condition.

Our shift towards a SOL-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards a SOL-focused strategy, including staking and other decentralized finance activities, exposes us to significant operational risks. SOL’s proof-of-stake consensus mechanism requires that we operate validator nodes, employ secure key management and implement slashing protection. It also requires that we maintain constant up time to ensure that we are eligible for staking rewards and to avoid penalties. In addition, the SOL ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs and could cause temporary service disruptions. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our SOL strategy, prevent us from realizing positive returns and severely hurt our financial condition.

S-14

Our concentration in a single digital asset exposes us to unique liquidity risks that may prevent us from converting SOL into fiat currency or other assets when desired, particularly during periods of market stress.

Liquidity in digital asset markets can quickly deteriorate in response to negative news, regulatory scrutiny, or systemic events affecting exchanges or stablecoins. In the event of a market-wide liquidity crunch, we may be unable to sell, stake, or otherwise monetize our SOL holdings at prevailing quoted prices—or at all—without significantly affecting the market price of SOL. Limited liquidity may also impair our ability to fund working-capital needs, repay indebtedness, or pursue acquisition opportunities, any of which could have a material adverse effect on our business, financial condition, and prospects.

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in us.

Cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in us. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of cryptocurrency, which could affect cryptocurrency’s value and consequently the value of the Common Stock.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the value of an investment in us.

Blockchain technologies are based on theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the Solana network and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies could quickly collapse, and an investment in our Common Stock may be adversely affected.

Technical shortcomings or defects in the Solana network, including changes to its validator structure, governance model, or core software, could diminish the utility and value of SOL and harm our business.

The Solana network is a public, open-source blockchain protocol that is not under our control. Its ongoing viability depends on the continued consensus and cooperation of independent developers, validators, node operators, and other ecosystem participants. If the Solana network experiences a successful cyber-attack, a material software bug, a “hard fork” that fragments the network, or a prolonged outage, market confidence in SOL could be severely undermined. Similarly, decisions by influential validators to adopt protocol changes, modify transaction-fee structures, or alter burn practices or network governance could adversely affect SOL’s economics and, therefore, the value of our holdings.

S-15

If validators exit the Solana network, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make Solana more vulnerable to a malicious actor obtaining control of a large percentage of staked SOL, which might enable them to manipulate the Solana network by censoring or manipulating specific transactions. If the Solana network suffers such an attack, the price of SOL could be negatively affected, and a loss of confidence in the Solana network could result. Any reduction in confidence in the transaction confirmation process or staking power of the Solana network may adversely affect an investment in the Common Stock.

We face risks relating to the potential compromise of the Solana network and other cryptocurrencies’ network security by emerging technologies, including artificial intelligence and quantum computing, which may materially and adversely impact our operations and financial condition.

The security and integrity of Solana and other cryptocurrencies’ network are fundamentally dependent on the robustness of its cryptographic algorithms. SOL and other cryptocurrencies’ protocol relies heavily on public key cryptography and hashing algorithms to secure transactions, safeguard private keys, and prevent double-spending. Advances in emerging technologies, particularly artificial intelligence (“AI”) and quantum computing may pose significant risks to Solana and other cryptocurrencies’ network’s security and operational stability.

Quantum computing, in particular, presents a long-term threat to the cryptographic assumptions underpinning SOL and other cryptocurrencies. Should quantum computing achieve sufficient maturity, it could undermine the effectiveness of the cryptographic algorithms used to secure the blockchain, such as elliptic curve digital signature algorithms (ECDSA). A sufficiently powerful quantum computer could potentially reverse-engineer private keys from public addresses or compromise the blockchain’s consensus mechanism, leading to the theft of digital assets, double-spending, and other forms of fraud. Although current quantum computing capabilities are not yet at this level, advancements in quantum technologies could materialize more rapidly than anticipated, creating significant systemic risks for the Solana network.

AI may also pose indirect security risks. AI-driven cyberattacks, including advanced phishing schemes, autonomous malware, and intelligent blockchain analysis tools, could increase the sophistication and success rate of attacks targeting SOL and other cryptocurrencies’ users, exchanges, custodians, and node operators. The use of AI to exploit vulnerabilities in software, mining hardware, or network protocols could threaten the stability and reliability of the Solana and other cryptocurrencies’ ecosystems.

There can be no assurance that SOL and other cryptocurrencies’ current cryptographic safeguards will be sufficient to protect against future technological advances. While research and development efforts are ongoing to develop quantum-resistant cryptographic protocols, the Solana and other cryptocurrencies’ networks may face challenges in adopting such technologies at scale, particularly given their decentralized governance structure. Any successful attack or perceived vulnerability arising from AI or quantum computing could materially and adversely affect the price, liquidity, and adoption of SOL and other cryptocurrencies and could negatively impact our business, financial condition and results of operations.

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of SOL, could have a material adverse effect on the value of the Common Stock.

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so, including as a result of shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions, and regulatory announcements. Digital asset trading markets, including the Solana network, are relatively new, largely unregulated, and, at times, subject to limited liquidity. As a result, trading activity on or reported by these digital asset trading platforms, including SOL, is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform. The digital asset markets may also be experiencing a bubble or may experience a bubble in the future, which may undermine confidence and affect liquidity of the digital asset markets. A rapid decrease in the price of SOL—whether as a result of negative perception, a lack of stability in the digital asset trading platforms, market manipulation of cryptocurrency trading platforms by customers, a cyber-security incident, regulatory action, or other factors—could materially reduce the value of any SOL we hold, force us to recognize impairment charges, trigger defaults or covenant breaches in any future financing arrangements, and could have a material adverse effect on the value of our Common Stock that may result in the loss of all or substantially all of its value.

S-16

Our management may invest or otherwise use the proceeds of any offering by us in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from any offering by us and could use the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our Common Stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. SOL does not pay interest, but staking rewards can be earned on SOL.

If we lose key personnel, including our Chief Investment Officer, Consultant and Strategic Advisor, or if we fail to recruit additional highly skilled personnel, our ability to operate and manage our digital asset treasury strategy will be impaired.

Our ability to operate and manage our digital asset treasury strategy depends upon our ability to attract and retain highly qualified personnel, including our Chief Investment Officer and members of our executive team, and other key personnel, including the Consultant and Strategic Advisor. The loss of the services of any of our executive officers, key employees, and the Consultant and Strategic Advisor, and our inability to find suitable replacements, could result in significant disruption in our operations and management of our digital assets.

Despite our efforts to retain valuable members of our management, employees and consultants, such key personnel may terminate their employment with us on short notice. Although we have agreements with our key employees and consultants, these agreements provide for at-will employment, which means that any of our employees or consultants could leave our employment at any time, with or without notice. We do not maintain “key man” insurance policies on any of our employees or consultants.

Conflicts of interest may arise with our Consultant and Strategic Advisor that may adversely affect our operations.

Sol Edge Limited, our Consultant, and Sol Markets, our Strategic Advisor, are each a related party and both wholly-owned and controlled by James Zhang, the brother of Alice Zhang, our Chief Investment Officer and director. Additionally, each of Ms. Zhang and Paul Danner, our Executive Chairman, sit on our Strategic Committee and Ms. Zhang is the chairwoman of such committee. The Strategic Committee has direct oversight over the Consultant and Strategic Advisor. The Consultant and Strategic Advisor will each have a material influence on the operation and management of our digital asset treasury strategy by providing consulting and related services to us with respect to our Treasury Policy and strategic advice and guidance relating to our business, operations, growth initiatives and industry trends in the crypto technology sector, respectively.

We may not negotiate or enforce contractual terms as aggressively with our Consultant and our Strategic Advisor as we might with an unrelated party, and the commercial terms of our agreements may be less favorable than we might obtain in negotiations with third parties. If our business dealings with our Consultant and our Strategic Advisor are not as favorable to us as arms-length transactions, our results of operations may be harmed.

Furthermore, our Strategic Advisor has received warrants to purchase shares of our Common Stock. This equity interest may also create actual or potential conflicts of interest, as their decisions could be influenced by their ownership interests rather than solely by the best interests of us or our stockholders. There is no assurance that such conflicts will be resolved in our favor, and any failure to manage these conflicts could adversely affect our business, financial condition, and reputation.

If we are unable to raise additional capital on acceptable terms, our ability to implement and sustain our Treasury Policy may be compromised.

Our strategy contemplates the discretionary purchase of SOL and related yield-generating instruments. The capital required to acquire, stake, and actively manage SOL may exceed our existing cash resources and cash flows from operations. Market conditions, our share price performance, the volatility of digital assets, and regulatory uncertainties could impair our ability to access debt or equity capital on terms acceptable to us, or at all. Failure to obtain necessary financing could force us to curtail or abandon our digital asset strategy, which could materially harm our growth prospects and the value of our securities.

S-17

Our SOL holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our SOL at favorable prices or at all. Further, SOL we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Although our qualified custodians segregate our assets and do not rehypothecate client holdings, SOL maintained at non-qualified venues may be subject to rehypothecation or counterparty credit risk. The failure of such venues could result in partial or total loss of assets held there. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered SOL or otherwise generate funds using our SOL holdings, including in particular during times of market instability or when the price of SOL has declined significantly. In addition, a certain portion of our SOL are under a programmatic lockup from the FTX estate, and we may continue to acquire locked SOL at a discount to market prices of unlocked SOL in order to generate value for stockholders. These locked SOL are significantly less liquid than cash and our unlocked SOL holdings. If we are unable to sell our locked or unlocked SOL, enter into additional capital raising transactions using locked or unlocked SOL as collateral, or otherwise generate funds using our locked or unlocked SOL holdings, or if we are forced to sell our locked or unlocked SOL at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As SOL and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of SOL, The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of SOL or the ability of individuals or institutions such as us to own or transfer SOL.

If SOL is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of SOL and in turn adversely affect the market price of our Common Stock. Moreover, the risks of us engaging in a our SOL Treasury Policy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Future regulatory developments regarding the treatment of digital assets, staking rewards, or digital asset treasury strategies for U.S. federal, state, or international tax purposes could materially affect the way we account for, recognize, and report our SOL holdings and related income.

Regulatory change reclassifying SOL as a security could lead to our falling within the definition of “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and could adversely affect the market price of SOL and the market price of our Common Stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus.

S-18

While the SEC has not stated a view as to whether SOL is or is not a “security” for purposes of the federal securities laws, a determination by the SEC or a court of competent jurisdiction that SOL is a security could lead to our meeting the definition of “investment company” under the 1940 Act, if the portion of our assets that consists of investments in SOL exceeds the 40% limit prescribed in the 1940 Act, which would subject us to significant additional regulatory requirements that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income in order to conduct our business activities in a manner such that we do not fall within the definition of “investment company” under the 1940 Act or would qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC rules. If SOL is determined to be a security for purposes of the federal securities laws, we would take steps to reduce our holdings of SOL as a percentage of our total assets. These steps may include, among others, selling SOL that we might otherwise hold for the long term and deploying our cash in assets that are not considered to be investment securities under the 1940 Act, in which case we may be forced to sell our SOL at unattractive prices. We may also seek to acquire additional assets that are not considered to be investment securities under the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid meeting the definition of “investment company” under the 1940 Act and becoming subject to its requirements. If SOL is determined to constitute a security for purposes of the federal securities laws, and if we are not able to come within an available exemption or exclusion under the 1940 Act, then we would have to register as an investment company and require us to change the manner in which we conduct our business. In addition, such a determination could adversely affect the market price of SOL and in turn adversely affect the market price of our Common Stock.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our SOL strategy, our use of leverage, the manner in which our SOL is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our Board, no stockholder or regulatory approval would be necessary. Consequently, our Board has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our SOL holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding SOL, See “Use of Proceeds.”

We rely on third-party custodians, trading platforms, and other counterparties to acquire, secure, stake, and dispose of SOL. Any failure or malfeasance by these counterparties could result in total or partial loss of our digital assets.

Our ability to implement our Treasury Policy depends on the performance, solvency, and information-technology infrastructure of third-party exchanges, custodians, blockchain validators, and decentralized finance protocols. These counterparties may experience cyber-attacks, internal control failures, fraud, insolvency, or regulatory enforcement that could freeze, delay, or permanently impair access to our SOL holdings or the yield we expect to generate from staking or other on-chain activities. In addition, concentrated holdings of SOL by a limited number of counterparties heighten our exposure to counterparty and systemic risk. Any loss or inaccessibility of SOL held on our behalf could have a material adverse effect on our financial condition and results of operations.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our SOL, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our SOL and our financial condition and results of operations could be materially adversely affected.

Substantially all of the SOL we own is held in custody accounts at U.S.-based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our SOL. SOL and other blockchain-based cryptocurrencies and the entities that provide services to participants in the Solana ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our SOL in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our SOL;

S-19

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Solana ecosystem or in the use of the Solana network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Solana, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Solana industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

Our custodians currently maintain insurance coverage over the digital assets that they are custodying, including our digital asset holdings, however those insurance coverages may not cover losses arising from cyberattacks, operational failures, or insolvencies at custodians or execution venues. We do not independently maintain our own insurance coverage over our digital asset holdings.

Our Treasury Policy also contemplates the use of DeFi protocols which exposes us to unique risks, including:

●	Vulnerabilities or flaws in a smart contract could allow attackers to drain assets, prevent us from accessing our holdings, or manipulate protocol operations. Once deployed, smart contracts are difficult to amend, and in many cases cannot be modified at all without widespread validator or governance consensus.

●	DeFi protocols, wallets, and bridges have been frequent targets of sophisticated cyberattacks, including flash-loan attacks, cross-chain bridge exploits, and private key compromises. Losses from such incidents are often immediate, irreversible, and may not be covered by insurance or contractual recourse.

●	The legal and regulatory treatment of DeFi remains highly uncertain. Regulators could impose restrictions or obligations on participants or on protocols themselves, which could adversely affect our ability to use such platforms or the value of assets held in them.

●	DeFi protocols are governed by decentralized communities through on-chain voting mechanisms, which may be subject to capture by a small number of participants. Protocol governance decisions could adversely affect our ability to use or recover assets. Additionally, protocols may change rules, fees, or parameters without advance notice.

If we or our counterparties suffer losses as a result of DeFi protocol failures, hacks, or exploits, we may be unable to recover some or all of our assets. Such an event could materially and adversely affect our business, financial condition, and the market price of our Common Stock.

As of the date of this prospectus we have not engaged a significant portion of our assets with DeFi protocols yet.

S-20

We face other risks related to our SOL treasury reserve business model.

Our SOL treasury reserve business model exposes us to various risks, including the following:

●	SOL and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our SOL strategy subjects us to enhanced regulatory oversight;

●	regulatory changes could impact our ability to stake on validators or receive rewards;

●	regulatory scrutiny of our activities may increase, potentially limiting our operations;

●	potential litigation risks exist related to smart contract vulnerabilities, or our business activities;

●	uncertainty around SOL’s regulatory status may impact our ability to list on certain exchanges;

●	changes in political administration may not guarantee a favorable regulatory environment for SOL;

●	future SEC actions or court decisions could retroactively classify SOL as a security, potentially leading to penalties or forced unwinding of transactions;

●	increased regulatory focus on Layer-1 blockchains beyond Bitcoin and Ethereum could result in new compliance requirements;

●	our use of call and put options on SOL exposes us to derivative-specific risks, including potential leverage effects, counterparty default risk, valuation and liquidity challenges, and the possibility that option strategies may not effectively hedge downside risk or may limit upside participation;

●	our SOL staking rewards depend on validator selection and performance; poor validator performance could reduce rewards;

●	concentration of influence by the Solana Foundation or Solana Labs could impact protocol governance in ways that are adverse to us.

●	market instability or liquidity freezes could prevent us from liquidating SOL or using it as collateral when needed.

Risks Related to Our Use of Derivatives on SOL

We utilize call options and put options on SOL as part of our treasury reserve strategy. These derivatives are intended to (i) hedge downside exposure to SOL price volatility and (ii) accelerate our accumulation of SOL in a capital-efficient manner. While these option strategies may enhance our risk-adjusted returns, they expose us to additional risks, including  the following:

●	Most SOL options are traded over-the-counter or on non-qualified crypto venues. If a counterparty fails to perform on its obligations, we may be unable to realize gains, recover premiums, or receive delivery of SOL, potentially resulting in a total loss of value associated with the position.

●

Options can introduce effective leverage, amplifying gains but also magnifying losses. We may be required to post collateral or margin, which could reduce liquidity available for our operations. Option contracts may also be illiquid, particularly during periods of market stress, making it difficult to exit or adjust positions.

●

While put options may provide downside protection and call options may accelerate accumulation, there is no guarantee these strategies will be effective. Options may expire worthless, may not move in correlation with SOL spot prices, or may limit upside gains.

●

Option valuations are sensitive to assumptions about implied volatility, time to maturity, and counterparty pricing. These variables may fluctuate significantly, resulting in mark-to-market losses or earnings volatility.

●

The regulatory treatment of SOL derivatives remains uncertain. Future guidance could limit our ability to continue using derivatives or require us to account for them in a manner that increases earnings volatility.

Any of these risks could materially and adversely affect the value of our SOL treasury, our financial condition, and the market price of our Common Stock.

S-21

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Base Prospectus and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this Prospectus Supplement, the accompanying Base Prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell products to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	the effects of future regulation;

●	the success of our new SOL Treasury Policy;

●	the effects of competition;

●	the volatile and unpredictable changes in the price of SOL;

●	the expected growth of the SOL ecosystem;

●	the availability of opportunities to stake SOL;

●	new or additional governmental regulation;

●	use of proceeds from the sale of shares of our Common Stock under this Prospectus Supplement, if any; and

●	the other factors in described in “Risk Factors” in this Prospectus Supplement and in the “Risk Factors” section of our other SEC filing, including our most recent annual report on Form 10-K.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this Prospectus Supplement and the accompanying Base Prospectus, as well as certain information incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this Prospectus Supplement and the accompanying Base Prospectus with the understanding that our actual future results may be materially different from what we expect.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” beginning on page S-10 of this Prospectus Supplement as well as the risk factors included in the documents incorporated herein and therein. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. We qualify all forward-looking statements by these cautionary statements.

S-22

USE OF PROCEEDS

We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $236,605,575. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under or fully utilize the sales agreement with the Agents as a source of financing.

We intend to use the net proceeds, from the sale of the shares of our Common Stock offered in this offering, if any, for general corporate purposes, which include, among other things:

●	working capital; and

●	the pursuit of our new SOL Treasury Policy, including the purchase of additional SOL.

We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this Prospectus Supplement.

S-23

DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of August 29, 2025 our pro forma net tangible book value was $269,694,200 or $6.36 per share of Common Stock. The pro forma net tangible book as of August 29, 2025 includes the actual unaudited tangible book value of our Common Stock as of June 30, 2025, adjusted for:

●	pro forma adjustments for the sale of all of the capital stock of Safegard Medical (Hungary) KFT;

●	exercise of 315,375 Series A Warrants; and

●	Cash Pre-Funded Warrants to purchase 16,715,385 shares of Common Stock.

We calculate the pro forma net tangible book value per share by dividing our net pro forma tangible assets (total tangible assets less total liabilities) by the number of shares of our Common Stock issued (pro forma as adjusted and reflecting the transactions above) and outstanding as of August 29, 2025.

After giving effect to the sale by us of our Common Stock in the aggregate amount of $236,605,575 in this offering at an assumed offering price of $13.55 per share, which was the last reported sale price of our Common Stock on Nasdaq on August 29, 2025, and after deducting estimated commissions and estimated offering expenses payable by us, our adjusted net tangible book value of $499,026,607 would have been approximately $8.34 per share of our Common Stock to existing stockholders and an immediate dilution of $5.21 per share of our Common Stock to purchasers in this offering.

The following table illustrates the dilution:

Assumed public offering price per share of Common Stock		$13.55
Pro forma net tangible book value per share of Common Stock as of August 29, 2025	$6.36
Increase in net tangible pro forma book per share of Common Stock attributable to new investors	$1.98
As adjusted net tangible book value per share of Common Stock as of August 29, 2025, after giving effect to this offering		$8.34
Dilution per share of Common Stock to new investors purchasing our Common Stock in this offering		$5.21

The table above assumes, for illustrative purposes, that an aggregate of 17,461,666 shares of our Common Stock are sold at a price of $13.55 per share, which was the last reported sale price of our Common Stock on Nasdaq on August 29, 2025, for aggregate gross proceeds of $236,605,575. The shares of our Common Stock sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares of our Common Stock are sold from the assumed offering price of $14.55 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of 17,461,666 shares during the term of the sales agreement are sold at that price, would increase our as adjusted net tangible book value per share of our Common Stock after the offering to $8.62 per share and would decrease the dilution in net tangible book value per share of our Common Stock to new investors to $4.93 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $12.55 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of 17,461,666 shares during the term of the sales agreement are sold at that price, would decrease our as adjusted net tangible book value per share of our Common Stock after the offering to $8.05 per share and would increase the dilution in net tangible book value per share of our Common Stock to new investors to $5.50 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us.

The number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 25,677,238 shares of our Common Stock outstanding as of August 29, 2025. The number of shares of Common Stock outstanding immediately prior to this offering and in connection with this offering does not reflect the issuance of Cash Pre-Funded Warrants to purchase 16,715,385 shares of Common Stock, Cash Stapled Warrants to purchase 41,054,034 shares of Common Stock, Cryptocurrency Pre-Funded Warrants to purchase 22,159,638 shares of Common Stock, Cryptocurrency Stapled Warrants to purchase 22,159,638 shares of Common Stock, Strategic Advisory Warrants to purchase 6,321,367 shares of Common Stock, 2,000,000 shares of Common Stock reserved under our 2025 Equity Plan, of which, 1,785,000 have been granted, or additional outstanding warrants to purchase 106,734 shares of Common Stock.

This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares of our Common Stock sold in this offering.

To the extent that other shares of our Common Stock are issued, investors purchasing shares of our Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

S-24

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board considers relevant.

S-25

PLAN OF DISTRIBUTION

We have entered into the sales agreement with Cantor and Aegis (collectively, the “Agents”). Pursuant to this Prospectus Supplement, we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $236,605,575 from time to time to or through Cantor, acting as principal and/or the sole designated sales agent. A copy of the sales agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this Prospectus Supplement.

Upon delivery of a placement notice to an Agent and subject to the terms and conditions of the sales agreement, such Agent may sell shares of our Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agents not to sell shares of our Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of shares of our Common Stock upon notice and subject to other conditions.

We will pay the Agents’ commissions, in cash, for their respective services in acting as Agents in the sale of our Common Stock. The Agents will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse (i) Cantor for certain documented expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $125,000 in connection with the execution of the sales agreement, (b) $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which we are obligated to deliver a certificate pursuant to the terms of the sales agreement and (c) $40,000 for each program “refresh” (filing of a new registration statement, prospectus or Prospectus Supplement relating to the Common Stock and/or an amendment of the sales agreement) executed pursuant to the sales agreement and (ii) Aegis for certain documented expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $35,000 in connection with the execution of the sales agreement, (b) $5,000 per calendar quarter thereafter payable in connection with each representation date with respect to which we are obligated to deliver a certificate pursuant to the terms of the sales agreement and (c) $8,000 for each program “refresh” (filing of a new registration statement, prospectus or Prospectus Supplement relating to the Common Stock and/or an amendment of the sales agreement) executed pursuant to the sales agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the sales agreement, will be approximately $350,000.

Settlement for sales of shares of our Common Stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this Prospectus Supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase shares of our Common Stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of our shares of Common Stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our Common Stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and the Agents may each terminate the sales agreement at any time upon ten days’ prior notice.

The Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our Common Stock while the offering is ongoing under this Prospectus Supplement.

This Prospectus Supplement and the accompanying Base Prospectus may be made available in electronic format on a website maintained by each of the Agents, and each of the Agents may distribute this Prospectus Supplement and the accompanying Base Prospectus electronically.

S-26

LEGAL MATTERS

Certain legal matters will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. We are also being represented by Ellenoff Grossman & Schole LLP in this offering. Cantor is being represented in connection with this offering by DLA Piper LLP (US). Aegis is being represented in connection with this offering by Kaufman & Canoles, P.C.

EXPERTS

The financial statements of Sharps Technology, Inc. for the years ended December 31, 2024 and 2023 and the report of PKF O’Connor Davies, LLP are incorporated by reference in this registration statement. Such financial statements are incorporated by reference in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at www.sharpstechnology.com. Information on or accessible through our website does not constitute part of, and is not incorporate by reference into, this Prospectus Supplement or the accompanying Base Prospectus (except for SEC reports expressly incorporated by reference herein).

This Prospectus Supplement and the accompanying Base Prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Common Stock offered by this Prospectus Supplement and the accompanying Base Prospectus, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in or incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference to the document to which it refers.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus Supplement and the accompanying Base Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement and the accompanying Base Prospectus. Subsequent information that we file with the SEC will automatically update and supersede information in this Prospectus Supplement and the accompanying Base Prospectus. Any statement contained in this Prospectus Supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. The following documents have been filed by us with the SEC and are incorporated by reference into this Prospectus Supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 27, 2025, and as amended on April 15, 2025);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed on May 15, 2025) and June 30, 2025 (filed on August 13, 2025);

●	our Current Reports on Form 8-K filed on January 22, 2025, January 30, 2025, March 14, 2025, March 28, 2025, April 2, 2025, April 3, 2025, April 4, 2025, April 14, 2025, April 18, 2025, April 30, 2025 (Items 5.03 and 9.01 only), May 7, 2025, July 3, 2025, July 18, 2025, August 25, 2025 and September 2, 2025; and

●	our Registration Statement on Form 8-A filed with the Commission on April 12, 2022, in which there is described the terms, rights and provisions applicable to the shares of our Common Stock and public warrants, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus Supplement and before the later of (1) the completion of the offering of the securities described in this Prospectus Supplement and (2) the date we stop offering securities pursuant to this Prospectus Supplement, will be deemed to be incorporated by reference into this Prospectus Supplement and to be part of this Prospectus Supplement from the date of filing of such reports and documents. The information contained on our website at www.sharpstechnology.com is not incorporated into this Prospectus Supplement.

You should not assume that the information in this Prospectus Supplement, the accompanying Base Prospectus, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus will be deemed to be modified or superseded for purposes of this Prospectus Supplement and the accompanying Base Prospectus to the extent that a statement contained in this Prospectus Supplement or the accompanying Base Prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus Supplement or the accompanying Base Prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement or the accompanying Base Prospectus.

S-28

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Sharps Technology, Inc.

Attention: Paul K. Danner, Executive Chairman

105 Maxess Road

Melville, New York 11747

Telephone: (631) 574-4436

S-29

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $200,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock and warrants are listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “STSS” and “STSSW”, respectively. On August 28, 2023, the last reported sale price of our common stock was $0.84 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock on Nasdaq or any other securities exchange.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

As of August 28, 2023, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $8.9 million, based on 11,655,936 shares of outstanding common stock, of which approximately 9.8 million shares were held by non-affiliates, and a closing sale price of our common stock of $0.84 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 5 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Sharps Technology, Inc.,” the “Company,” “we,” “us,” “our” or similar references to refer to Sharps Technology, Inc., and its subsidiaries.

1

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our website at www.sharpstechnology.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Quarterly Reports for the first quarter ended March 31, 2023 (filed with the SEC on May 15, 2023), as well as for the second quarter ended June 30, 2023 (filed with the SEC on August 14, 2023);
●	our Annual Report for the year ended December 31, 2022 (filed with the SEC on March 31, 2023);
●	our Current Reports on Form 8-K dated January 27, 2023; February 6, 2023; July 14, 2023; August 1, 2023; and August 4, 2023;
●	our Registration Statement on Form S-1 (filed with the SEC on April 14, 2023 and declared effective on April 21, 2023): and
●	the description of our Common Stock in our Registration Statement on Form 8-A filed with the SEC on April 12, 2022, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Sharps Technology, Inc.

105 Maxess Road

Melville, New York 11747

(631) 574-4436

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, these forward-looking statements are based on current expectations, estimates, and projections about Sharps Technology, Inc.’s industry, management’s beliefs, and certain assumptions made by management. Forward-looking statements include our expectations regarding product, services, and maintenance revenue, annual savings associated with the organizational changes effected in prior years, and short- and long-term cash needs. In some cases, words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “estimates,” variations of these words, and similar expressions are intended to identify forward-looking statements. The statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. Risks and uncertainties of our business include those set forth in our Form S-1 (File No. 333-269743) declared effective by the SEC on April 14, 2023, under the heading, “Risk Factors,” as well as additional risks in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements.

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OUR BUSINESS

Sharps Technology, Inc., is a medical device company that has designed various smart safety syringes, certain of which are patented, and is seeking to commercialize them. We were incorporated under the laws of the State of Nevada in the first quarter of 2022. Sharps was incorporated to purchase, develop, and commercialize a body of intellectual property resulting in a family of smart safety syringe products. Sharps closed the acquisition of this intellectual property in the fourth quarter of 2017. The intellectual property we purchased consisted of issued patent and patent files, new designs and iterations, samples, regulatory files, manufacturing files, product testing files, and market research files relating to such safety syringe products.

In June 2020, we entered into an asset/share purchase agreement with Safegard Medical Kft. And certain other parties, and in August 2020, October 2020, and July 2021, we entered into amendments to this agreement (as amended, the “Safegard Agreement”). Under the Safegard Agreement, we received an option to purchase either the stock of Safegard or certain assets of Safegard, including the Securegard product line of safety syringes and a manufacturing facility in Hungary, registered with the FDA and CE, for the manufacture of safety syringes, for $2.5 million in cash plus additional consideration of 28,571 shares of common stock and 35,714 stock options with an exercise price of $7.00 USD. Under the Safegard Agreement, Sharps was granted the right to operate the facility in Hungary at our expense and continued to do so through the closing date which occurred on July 6, 2022.

Sharps’ smart safety syringe products, which we refer to as Securgard™ and Sharps Provensa™, are ultra-low waste syringes that incorporate both safety and reuse prevention features, which we believe will provide us a competitive advantage over other syringes. The Sharps Securegard is a multi-feature safety syringe that had gained market acceptance prior to Sharps’ acquisition but not been marketed or sold for several years due to a decision by the previous owners to wind down the business. It is both FDA and WHO approved and carries the European CE Mark. The Sharps Provensa is a patented safety syringe that gained FDA clearance for subcutaneous and intramuscular injections in June 2006. Both product lines are focused on innovatively addressing the important needs of the global healthcare market in the area of disposable syringes.

On September 29, 2022, the Sharps Technology entered into an agreement (the “Nephron Agreement”) with InjectEZ, LLC (“InjectEZ”), Nephron Pharmaceuticals Corporation (“NPC”), Nephron SC, Inc. (“NSC”), and Nephron Sterile Compounding Center LLC (“Sterile”) (NPC, NSC, and Sterile are sometimes collectively referred to as “Nephron”), pursuant to which Sharps will provide technical advice and assistance to support manufacturing by InjectEZ, purchase certain quantities of syringes as they may order or require, and collaborate with Nephron on certain related business endeavors. The Nephron Agreement is for a period of four (4) years, expiring on September 28, 2026 and continues thereafter for successive one (1) year periods. The Agreement includes provisions for collaborations in the areas of Manufacturing and Supply, a Pharma Services Program, and Distribution, as detailed below. NPC is a West Columbia, S.C.-based company that develops and produces safe, affordable generic inhalation solutions and suspension products. NPC also operates an industry-leading 503B Outsourcing Facility division, which produces pre-filled sterile syringes, luer-lock vials, IV bottles and IV bags for hospitals across America, in an effort to alleviate drug shortage needs. NPC launched a CLIA-certified diagnostics lab in 2020 where it tests people for COVID-19 and administers vaccinations.

Through the Nephron Agreement, Sharps is entering into a manufacturing and supply agreement with InjectEZ regarding the development and manufacture of high value pre-fillable syringe systems that can be used by the healthcare industry, pharmaceutical markets and including Nephron on terms agreed upon by the parties. The Nephron Agreement will allow for the supply of the pre-fillable systems of different sizes and with specialized technology that will be compatible with industry standards and technology beginning in the third quarter, as recently advised by Nephron. The Agreement also allows for further expansion of manufacturing capabilities by Sharps Technology working with InjectEZ to support future industry and customer demand of pre-fillable systems as detailed in the Agreement.

Additionally, Sharps is entering into a Pharma Services Program (PSP) with Nephron that will create new business development growth opportunities for both companies. These opportunities will include the development and sale of next generation drug delivery systems that will be produced by Sharps and can be purchased by the healthcare industry, pharmaceutical markets, as well as by Nephron.

On December 8, 2022, Sharps entered into a distribution agreement (the “Distribution Agreement”) with Nephron Pharmaceuticals pursuant to which the Sharps Technology appointed Nephron as its exclusive distributor for the sale and distribution of the products subject to the Distribution Agreement in and throughout the United States. Pursuant to the Distribution Agreement, the price of shipping products will be based on the cost of delivery to Nephron’s warehouse and the Company will pay for the cost of delivery to Nephron. The Distribution Agreement has a term of two years and will continue in effect unless either party notifies the other party of its desire to terminate. At any time and for any reason, either party can terminate the Distribution Agreement after thirty (30) days’ notice and in the event of a breach of any of the Distribution Agreement’s terms and provisions, either party can terminate the Distribution Agreement by providing 90 days written notice. The Company has the right to terminate the Distribution Agreement with 60 days written notice if certain conditions are met as set forth in the Distribution Agreement.

We continue to be in discussions with healthcare companies and distributors for sales of our disposable syringe products. We intend to market these products to the US and foreign governments. In certain situations, we will also look to sell our disposable syringe products to hospitals and clinician offices as opportunities present themselves.

We expect that the Sharps Securegard product line will represent our initial disposable syringe platform to be commercially available to the market. The Securegard platform has an advanced set of features and benefits to support the needs of the market along with a high level of readiness for manufacturing and the ability to provide large commercial quantities for customers.

There have been delays in the commercialization of the Sharps Provensa product line. The Provensa product’s combination of specialized technology has created the need for further optimization related to the final assembly steps for the product. This was identified as we moved towards commercialization for the product line and the need to generate production quantities to support customer orders. This type of delay is typical with the development of new technology for the healthcare market to ensure the products are safe and effective for use every time. We are endeavoring to address all obstacles to advance the commercialization of the Provensa product line as soon as possible.

Our principal executive offices are located at 105 Maxess Road, Suite 124, Melville, NY 11747. Our telephone number is (631) 574-4436. We maintain a website at www.sharpstechnology.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our Form S-1 (File No. 333-269743) filed with the SEC on April 14, 2023 and declared effective by the SEC on April 21, 2023, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

5

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, capital expenditures, working capital, repayment of indebtedness, potential acquisitions and other business opportunities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

6

DESCRIPTION OF CAPITAL STOCK

The following information describes the common stock, par value $0.0001 per share of the Company, as well as certain provisions of our restated articles of incorporation (as amended, our “Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. We have designated one share of preferred stock as Series A Preferred Stock. As of the close of business on July 31, 2023, there were 11,655,936 shares of common stock and 1 share of Series A Preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of the majority of the voting power of the Company’s stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of the Company’s stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s common stock.

Our common stock is traded on Nasdaq under the symbol “STSS.”

The transfer agent and registrar for our common stock is VStock Transfer LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598.

Blank Check Preferred Stock

Our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Preferred Stock

One share of our authorized preferred stock has been designated Series A Preferred Stock and is outstanding and held by our former co-chairman and chief operating officer, Alan Blackman.

The Series A Preferred Stock entitles the holder to 29.5% of the voting power of the Company’s stockholders with respect to the election of directors. Further, the Series A Preferred Stock is not convertible to common stock, has no rights to dividends, and has no liquidation rights.

On December 22, 2022, the Company filed a Certificate of Amendment to Designation with the Secretary of State of Nevada to amend the voting rights for the holder of the Company’s Series A Preferred Stock to be entitled to twenty-nine and one-half percent (29.5%) vote from twenty-five percent (25%) vote. The amendment was provided for in the employment agreement of the Company’s Chief Operating Officer, Alan Blackman who is the holder of the Series A Preferred Stock.

In the event the Company is sold during the two-year period following completion of this offering at a price per share of more than 500% of the initial offering price per Common Unit in this offering, the Series A Preferred Stock, as in effect upon completion of this offering, will entitle the holder to 10% of the total purchase price. Pursuant to an arrangement with Alan Blackman effective July 27, 2023, Mr. Blackman has granted the board the right to vote such shares during the period that the Company is making certain payments to him Once, the Company makes the necessary payments, the share of Series A Preferred Stock will be surrendered for cancellation.

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Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”) generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or
●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

8

Anti-Takeover Effects of Our Charter Documents

Provisions of our restated articles of incorporation, as amended, and amended and restated bylaws, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our restated articles of incorporation, as amended, and amended and restated bylaws:

●	permit our board of directors to issue up to 1,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);
●	provide that the authorized number of directors may be changed only by resolution of the board of directors;
●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and
●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

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DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock, and/or preferred stock in one or more series. Warrants may be offered independently or together with shares of common stock, and/or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the total number of shares that can be purchased if a holder of the warrants exercises them;

●	the number of warrants being offered with each share of common stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

●	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

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Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

●	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

●	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	issue shares of common stock or preferred stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common stock or preferred stock;

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●	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

●	issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

●	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock or preferred stock; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sichenzia Ross Ference LLP.

EXPERTS

The consolidated financial statements of Sharps Technology, Inc. for the years ended December 31, 2022, and 2021, appearing in Sharps Technology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Manning Elliott LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Manning Elliot LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

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Up to $236,605,575

Common Stock

PROSPECTUS SUPPLEMENT

Cantor

Aegis Capital Corp.

September 2, 2025